Exhibit 99

Additional Information

As of November 7, 2016

      The following is a description of the relationships among NLKW

Holding, LLC ("NLKW") and certain related entities or persons that may be deemed to beneficially own shares ("Shares") of the common stock of Kronos Worldwide, Inc., ("Kronos Worldwide").  NL Industries,

Inc. ("NL") is the sole member of NLKW and may be deemed to control

NLKW.

     All of the outstanding voting stock of Contran Corporation

("Contran") is held by the Harold C. Simmons Family Trust No. 2 (the

"Family Trust"), for which Ms. Lisa K Simmons and Ms. Serena Simmons

Connelly are co-trustees, or is held directly by Ms. Simmons and Ms.

Connelly or entities related to them.  As co-trustees of the Family

Trust, each of Ms. Simmons and Ms. Connelly has the shared power to vote and direct the disposition of the shares of Contran stock held by the Family Trust, and Ms. Simmons and Ms. Connelly each has the power to vote and direct the disposition of the shares held directly by them and the entities related to them.  Ms. Simmons and Ms.

Connelly are sisters and also serve as the co-chairs of the board of of Contran.

     Contran is the sole owner of 100% of the outstanding shares of the non-voting preferred stock of Valhi, Inc. ("Valhi").  Contran is also the holder of the sole membership interest of Dixie Rice

Agricultural L.L.C. ("Dixie Rice") and may be deemed to control Dixie

Rice.  Dixie Rice is the direct holder of 100% of the outstanding common stock of Valhi Holding Company ("VHC") and may be deemed to control VHC.

     Ms. Simmons and Ms. Connelly directly hold, or are related to the following entity or person that directly holds, the following percentages of the outstanding shares of Valhi common stock (a):

VHC .....................................................92.6%

Serena Simmons Connelly........................... Less than 1%

____

(a)   NL (including a wholly owned subsidiary of NL) and Kronos

      Worldwide own 14,372,970 shares and 1,724,916 shares,

      respectively, of Valhi common stock.  Since NL and Kronos

     Worldwide are majority owned subsidiaries of Valhi, and

     pursuant to Delaware law, Valhi treats the shares of

     Valhi common stock that NL and Kronos Worldwide own as

     treasury stock for voting purposes.  Pursuant to Section

     13(d)(4) of the Securities Exchange Act, such shares are

     not deemed outstanding for the purposes of calculating

     the percentage ownership of the outstanding shares of

     Valhi common stock.

VHC may be deemed to control Valhi.

     Ms. Simmons and Ms. Connelly directly hold, or are related to the following entities or person that directly hold, the following percentages of outstanding shares of NL common stock:

Valhi ....................................................82.9%

Kronos Worldwide.................................. Less than 1%

Serena Simmons Connelly........................... Less than 1%

Valhi may be deemed to control NL.

     Ms. Simmons and Ms. Connelly directly hold, or are related to the following entities that directly hold, the following percentages of the outstanding shares of Kronos Worldwide common stock:

Valhi.........................................................50.0

NLKW..........................................................30.4

Contran.............................................. Less than 1%

Together, Valhi, NLKW and Contran may be deemed to control Kronos

Worldwide.

     By virtue of the stock ownership of each of Kronos Worldwide,

NLKW, NL, Valhi, VHC, Dixie Rice and Contran, the role of Ms.

Simmons and Ms. Connelly as co-trustees of the Family Trust, Ms.

 Simmons and Ms. Connelly being beneficiaries of the Family Trust,

The direct holdings of Contran voting stock by each of Ms. Simmons and Ms. Connelly and entities related to them, and the positions as co-chairs of the board of Contran by each of Ms. Simmons and

Ms. Connelly, in each case as described above:

O    Ms. Simmons and Ms. Connelly may be deemed to control the

     Family Trust;

O    Ms. Simmons and Ms. Connelly may be deemed to control each of

     Contran, Dixie Rice, VHC, Valhi, NL, NLKW, Kronos Worldwide

     and CompX International Inc., a subsidiary of NL; and

O    Ms. Simmons, Ms. Connelly, Contran, Dixie Rice, VHC, Valhi,

     NL, NLKW and Kronos Worldwide may be deemed to possess

     indirect beneficial ownership of, and a pecuniary interest therein, the shares of common stock directly held by such

     entities, including any Shares.

     Each of Ms. Simmons and Ms. Connelly disclaims beneficial ownership of all Shares held directly or indirectly, by any of such entities,

except to the extent of her pecuniary interest therein.